Exhibit 23.3

CONSENT of NORTONS ASSURANCE LIMITED,
FEMCARE GROUP LTD’S INDEPENDENT AUDITORS
for the YEARS ENDED DECEMBER 31, 2018, DECEMBER 31, 2017 AND DECEMBER 31, 2016

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-127946 and 333-199337 (on Form S-8) of Utah Medical Products, Inc. of our audit reports dated March 8, 2019, on the financial statements and internal control over financial reporting of Femcare Group Limited, which reports appear in this annual report on Form 10-K of Utah Medical Products, Inc. for the years ended 31 December 2018, 2017 and 2016.

/s/ NORTONS ASSURANCE LIMITED
Reading, United Kingdom
March 8, 2019